Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated September 1, 2020 relating to the financial statements of Opthea Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement

/s/ Deloitte Touche Tohmatsu

Perth, Australia

September 24, 2020